                                                                    Exhibit 23.1

                         Consent of Independent Auditors

The Board of Directors
FalconStor Software, Inc.:

We consent to the  incorporation  by  reference in the  registration  statements
(numbers  333-69834  and  33-83574)  filed on Form S-8, and in the  registration statement (number 333-69830) filed on Form S-3, of FalconStor Software,  Inc. of our report dated  January 28, 2003,  except for note 16, which is as of February
26, 2003,  relating to the consolidated  balance sheets of FalconStor  Software,
Inc.  and  subsidiaries  as of  December  31,  2002 and  2001,  and the  related consolidated  statements of operations,  stockholders'  equity and comprehensive loss,  and cash flows for the years  ended  December  31,  2002 and 2001 and the period from  inception  (February  10, 2000)  through  December 31, 2000,  which report appears in the December 31, 2002 Annual Report on Form 10-K of FalconStor
Software, Inc.

Melville, New York
March 11, 2003